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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to Registration Statement No. 333-43169 (Form S-3) to be filed on or about May 21, 1998 and the related Prospectus of Capstead Mortgage Corporation for the registration of 5,200,000 shares of common stock and to the incorporation by reference therein of our reports dated January 21, 1998, with respect to the consolidated financial statements of Capstead Mortgage Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.





                                        /s/ ERNST & YOUNG LLP
                                        ----------------------------------------
                                        Ernst & Young LLP



Dallas, Texas
May 21, 1998